Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

ARTEMIS STRATEGIC INVESTMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

CALCULATION OF REGISTRATION FEE

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Shares of Class A common stock, $0.0001 par value(1)		(2)	18,552,000	N/A	$0.03	0.0001102	$0.01
Fees to Be Paid	Equity	Shares of Class A common stock, $0.0001 par value(3)		(4)	1,618,434	$10.58	$17,123,032	0.0001102	$1,887
			Total Offering Amounts				17,123,032.03		$1,887.01
			Total Fees Previously Paid
			Net Fees Due						$1,887.01

(1)

Based on the maximum number of shares of Class A common stock, $0.0001 par value per share (“Class A Common Stock”) of the registrant issuable to shareholders of Danam Health, Inc. (“Danam”) in connection with the business combination to be effected pursuant to a merger agreement among the registrant, Danam, and ASIC Merger Sub Inc. (the “Business Combination”).

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended. Danam is a private company, no market exists for its securities, and Danam has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of Danam shares is one-third of the aggregate par value of the Danam shares expected to be exchanged in the Business Combination.

(3)	Based on the maximum number of shares of Class A Common Stock of the registrant issuable in connection with the Business Combination to holders of Class B common stock of the the registrant.
(4)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A Common Stock on September 5, 2023 ($10.58 per share). This calculation is in accordance with Rule 457(f)(1) of the Securities Act of 1933, as amended.